Exhibit 10.21

Viveon Health Acquisition Corp.

As of May 1, 2023

Reference is made to the following documents:

i.	The Subscription Agreement (the “Subscription Agreement”) between you and Viveon Health Acquisition Corp., a Delaware corporation (“Viveon”), relating to the Extension Note (as hereinafter defined) and the Extension Warrant (as hereinafter defined);

ii.	Senior Note due 2022 (as heretofore amended and supplemented, the “Extension Note”) of Viveon in favor of you, issued pursuant to the Subscription Agreement;

iii.	Warrant, registered in your name (the “Extension Warrant”), issued pursuant to the Subscription Agreement;

iv.	Termsheet (the “Termsheet”) relating to the offering of 8% Senior Convertible Notes of Clearday, Inc., a Delaware corporation (“Clearday”); and

v.	Form of Senior Convertible Notes of Clearday (“Clearday Notes”).

As you know, on April 5, 2023, Viveon has entered into a Business Combination Agreement to acquire Clearday. In connection with the merger contemplated by such agreement (the “Merger”) and as set forth in the Termsheet, Clearday is conducting an offering (the “Clearday Bridge”) of securities in advance of the Merger of up to $16 million of Clearday Notes, including $4 million of Clearday Notes issuable to holders of Extension Notes and Extension Warrants in exchange for such securities. The purpose of the Clearday Bridge is to, among other things, permit Clearday and Viveon to pay expenses relating to, and in advance of, the Merger.

Viveon respectfully requests your consent to exchange your Extension Notes and Extension Warrants for a principal amount of Clearday Notes equal to the principal amount of your Extension Notes effective immediately prior to the consummation of the Merger.

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Please indicate your consent where indicated below to exchange your Extension Notes and Extension Warrants for Clearday Notes as described herein effective immediately prior to the consummation of the Merger. By executing this consent, you confirm that your representations and warranties set forth in the Subscription agreement are true and correct as of the date hereof and as of the date of the consummation of the Merger with respect to the Clearday Notes.

VIVEON HEALTH ACQUISITION CORP.

By:
Rom Papadopoulos
Chief Financial Officer

CONSENTED TO AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

INVESTOR NAME:

Name:
Title: